AMENDMENT TO THE BY-LAWS

                                       OF

                           MEDISYS TECHNOLOGIES, INC.
                      (Formerly Whitewater Products, Ltd.)

         Pursuant to Articles XI of the By-Laws of Medisys Technologies, Inc., (formerly Whitewater Products, Ltd.), the undersigned hereby certify that at a duly constituted Special Meeting of Directors of MEDISYS TECHNOLOGIES, INC. held on the 7th day of June 2000, the By-Laws were amended as set forth hereinafter:

                                    ARTICLE I
                                    OFFICERS

         Section 1. The Corporate Officers of Medisys Technologies, Inc. shall be the Chairman of the Board (hereinafter "Chairman"), the Chief Executive Officer, the President, the Secretary and the Treasurer, any of which offices may be combined and held by the same person.

         The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting.

         The duties of the officers shall be as follows:

         Chairman of the Board: The Chairman of the Board shall preside at all meetings of the stockholders and directors and shall perform such other duties as may be described in these By-laws or by Contract.

         Chief Executive Officer: The Chief Executive Officer shall oversee the strategic direction of the business of the corporation, and shall see that all orders and resolutions of the Board are carried into effect and shall have the power to execute all contracts which are customary and necessary to the usual course of business of the Company.

         President: The President shall be the Chief Operating Officer of the Corporation who shall be responsible for the general and active management of the business of the Corporation. The President shall be responsible to the Board of Directors through the Chief Executive Officer. The President/Chief Operating Officer shall be empowered to execute all contracts which are customary and necessary to conduct the usual course of the business of the Corporation, subject to such limitations as may be imposed by the Board of Directors through contract or resolution.

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         Secretary:  The  Secretary,  when  requested to do so, shall attend all meetings of the corporation and of the Board of Directors and keep minutes of the proceedings thereof. The Secretary shall give notice of all meetings of the corporation, of the Board of Directors and of Committees. The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. The Secretary shall give or cause to be given notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may from time to time be determined by the Board of Directors. The Secretary shall keep in safe custody the seal of the corporation and, when authorized by the Board, affix same to any instrument requiring it, and when so affixed, it shall be attested by the Secretary's signature.

         Treasurer: The Treasurer shall have charge of all funds of the corporation and of its disbursement under the direction of the Board of Directors. The Treasurer shall keep a record of all monies received and paid out, making a report of same to the Board of Directors at each regular meeting thereof and whenever may be prescribed by the Board of Directors. The Treasurer shall be under the supervision of and shall also perform such other and further duties as may be assigned by the Board.

         Section 2. The compensation of all Corporate Officers in excess of that stated in Article II, Section 5 of these By-Laws, shall be fixed by the Board of Directors or by contract.

         Section 3. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 4. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officers elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If any office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of the majority of the whole Board of Directors.

         Section 5. In the case of the absence of any officer of the corporation, or for other reasons that the Board may deem sufficient, the Board may delegate for the time being, the powers or duties, of the said officers to any other officer or to any director, provided a majority of the entire Board concurs therein.

                                   ARTICLE II
                               BOARD OF DIRECTORS

         Section 1. The Board of Directors shall be composed of not less than three nor more than twelve directors, who may or may not be shareholders of the corporation and who shall be elected annually as provided in the charter. The number of directors may be increased or decreased during the 12 months between elections within the limits provided above by a majority vote and at the discretion of the directors. The length and terms of service of the directors may also be altered by a majority vote of the Board.

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         Section 2. The Board of Directors  shall be charged with overseeing the management of all of the affairs of the corporation, subject to the provisions of its charter and by-laws.

         Section 3. For the purpose of transacting the business of this corporation during the intervals between the meetings of the Board of Directors, the Chairman, President and Secretary shall constitute the Executive Committee, with full authority to act by majority vote.

         Section 4. Regular meetings of the Board of Directors shall be held quarterly at such time and place as the directors may determine. Special meetings of the Board may be called by the Chairman or Secretary on three (3) days notice to each director, either personally, by mail, by telegram or by facsimile (fax) transmission. Special meetings shall be called by the Chairman or Secretary in like manner and on like notice on the written request of a majority of the Directors.

         Section 5. Unless otherwise provided for in an executive officer employment contract or in a resolution under Article I, section 2, hereinbefore, compensation for service on the Board of Directors shall be as follows:

         Chairman:         $1,000 per month
         Secretary:          $700 per non-meeting  month
                           $1,000 per meeting month
         Treasurer:          $400 per non-meeting month
                             $600 per meeting month
         Directors:        $1,000 per meeting attended in person or by telephone
                                  if approved by the Board.

All reasonable travel expenses will also be paid to directors attending meetings outside of their home city. Approval of reasonable expenses shall be by majority vote of the Board of Directors

         The compensation set forth in the Section may be amended at any meeting of the Board of Directors without amendment of this article.

         Section 6. A Majority of the directors shall constitute a quorum of the Board.

         Section 7. In addition to the powers and authorities by these by-laws expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or these by-laws directed or required to be exercised or done by the stockholders.

         Section 8. Indemnity. The corporation shall indemnify and hold harmless each director and officer now or hereafter serving the corporation or who shall have served the corporation while "Article II, Section 7" Indemnity of these By-Laws was in effect (said section being simply reenacted herein) from and against any and all claims and liabilities to which they may be or have become subject by reason of them now, hereafter being or having heretofore been a director or officer of the corporation and/or by reason of their alleged acts or omissions as such director or officers, whether or not they continue to be such

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officer or director at the time when any such claim or  liability  is  asserted, and shall reimburse each director and officer for all legal and other expenses reasonably incurred by them in connection with defending any and all such claims or liabilities, including amounts paid or agreed to be paid in connection with reasonable settlements made before final adjudication with the approval of the Board of Directors, whether or not they continue to be such director or officer at the time such expenses are incurred; provided, however, that no director or officer shall be indemnified against any claim or liability arising out their own negligence or willful misconduct or shall be indemnified against or reimbursed for any expenses incurred in defending any or all such claims or liability or in settling the same, unless, in the judgment of the directors of the corporation, the director or officer against whom such claim or liability is asserted has not been guilty of negligence or willful misconduct. The foregoing right to indemnification shall not be exclusive of other rights to which any director or officer may be entitled as a matter of law. [The provisions of this indemnity clause are intended to extend to officers and directors the most complete indemnity allowed by law, even if the language of this section does not explicitly so state.]

                                   ARTICLE III
                                   COMMITTEES

         Section 1. The Chairman may appoint committees as he or she shall deem necessary subject to approval of the Board of Directors. Whenever the Board of Directors is not in session, the committees appointed by the Chairman may act, subject to the ratification at the next meeting of the Board of Directors, at which time the appointments made by the Chairman may be either approved or disapproved.

                                   ARTICLE IV
                             STOCKHOLDERS' MEETINGS

         Section 1. The annual meeting of the corporation shall be held on the second Wednesday of may annually at an hour and place selected by the Board of Directors.

         Section 2. Special meetings of the corporation may be called at any time by a majority of the Board of Directors and as provided in Section 8, hereinafter.

         Section 3. Immediately following the adjournment of the annual meeting of the corporation, the newly elected directors shall hold a meeting for the purpose of organization and the transaction of any other business.

         Section 4. Not less than five (5) days prior to the annual meeting of the corporation, notice of such meeting shall be mailed to each stockholder at such address as appears on the books of the Corporation.

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         Section 5. At any meeting of the stockholders, every stockholder having the right to vote, shall be entitled to vote in person, or by proxy appointed by an instrument in writing signed by such stockholder in a form set forth or approved by the Corporation in its notice and/or proxy statement. Each stockholder shall have one vote for each share of stock having voting power, registered in the name of said stockholder on the books of the corporation, except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a date of record for the determination of its stockholders entitled to vote.

         Section 6. Written notice of the annual meeting shall be mailed to each stockholder entitled to vote thereat at such address as appears on the shareholder's list as of the record date set by the corporation, at least five
(5) days prior to the meeting.

         Section 7. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of voting shares held by each as of the record date set by the Board of Directors, shall be prepared by the Secretary and filed in the office where the election is to be held, at least ten (10) days before every election and shall at all times, during the usual hours of business, and during the whole time of said election, be open to the examination of any stockholder.

         Section 8. In accordance with article 16-10a-706 of the Statutes of the State of Utah, special meetings of the stockholders for any purpose or purposes including, but not limited to, the election or removal of directors may be called by the Chairman and shall be called by the Chairman or Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meetings. It is the intention of this Section, "8", that the "minimum requirements" set forth in Utah Statute Article 16-10a-702 be set at 50% plus one vote.

         Section 9. Business transacted at all special meetings shall be confined to the objects stated in the call. If the meeting is one requested by stockholders, the purpose or purposes shall be the object stated in the call.

         Section 10. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be mailed, postage prepaid, at least five (5) days before such meeting, to each stockholder entitled to vote thereat at such address as appears on the books of the corporation.

         Section 11. Order of business at stockholders' meetings shall be, as far as applicable and practicable, as follows:

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a)       organization;

b) if an annual meeting, or a meeting called for that purpose, the election of directors;

c) submission by the Secretary, or by Inspectors if any shall have been elected or appointed, of the list of stockholders entitled to vote, present in person or by proxy;

d) proof of notice of meeting or of waivers thereof (the certificate of the Secretary of the corporation, or the affidavit of any other person who mailed the notice or caused the same to be mailed, being proof of services of notice by mail) if an annual meeting, or a meeting called for that purpose, reading of unapproved minutes of preceding meetings, and action thereon;

e)       reports;

f)       unfinished business;

g)       new business;

h)       adjournment

         Section 12.

a) Stockholders who intend to present proposals at the annual meeting must submit their proposals to the Secretary of the Company on or before the January 5th of the year in which said meeting is held.
b) The Board of Directors will consider nominees recommended by stockholders who submit a notice of nomination to the Company at least 60 days but not more than 90 days prior to the first anniversary of the preceding year's annual meeting. Such notice shall contain appropriate data with respect to the suggested candidate in order to make an informed decision as to qualifications of the person.
c) No slate of directors, other than that nominated by the Board of Directors shall be considered at the annual meeting or any special meeting to elect directors unless properly noticed and mailed in accordance with the proxy rules, so that all shareholders will have at least 10 days notice of such action.

                                    ARTICLE V
                              CERTIFICATES OF STOCK

         The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman and Secretary.

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                                   ARTICLE VI
                             REGISTERED STOCKHOLDERS

         The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Louisiana or Utah.

                                   ARTICLE VII
                               LOSS OF CERTIFICATE

         Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or the legal representative thereof, to give the corporation a bond, in such sum as the Board of Directors of the corporation may require to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate; a new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed may be issued without requiring a bond, when, in the judgment of the directors, it is proper to do so.

                                  ARTICLE VIII
                                     CHECKS

         All Checks, drafts and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   ARTICLE IX
                                    DIVIDENDS

         The corporate seal, if adopted, of the Corporation will have such designs features and bear such language as the Board of Directors approve.

                                    ARTICLE X
                                   AMENDMENTS

         These by-laws may be altered or amended or repealed by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, at any regular or special meeting of the stockholders called for that purpose, or by the affirmative vote of a majority of the Board of Directors, at any regular or special meeting of the Board called for that purpose, provided, however, that no changes of the time or place for the election of directors shall be made within sixty (60) days preceding the day on which such election is to be held, and that in case of any change of such time of place, notice therefor shall be given to each stockholder in person or by letter mailed to his last known post office address, at least twenty (20) days before the election is held.

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         IN WITNESS  WHEREOF,  this Amendment to the By-Laws is hereby  executed this 7th day of June, 2000.


                                         By: /s/ EDWARD P. SUTHERLAND
                                         ---------------------------------------
                                                 EDWARD P. SUTHERLAND, C.E.O.


                                         By: /s/ WILLIAM DAVID KIESEL
                                         ---------------------------------------
                                                 WILLIAM DAVID KIESEL, SECRETARY

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